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Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer and Christopher Lake, Senior Vice President and Chief Financial Officer of Peoples Federal Bancshares, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2014 and that to the best of their knowledge:

  1.
  the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the year ended September 30, 2014.

        The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

December 12, 2014 Date	/s/ MAURICE H. SULLIVAN, JR. Maurice H. Sullivan, Jr. Chairman and Chief Executive Officer
December 12, 2014 Date	/s/ CHRISTOPHER LAKE Christopher Lake Chief Financial Officer

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  Exhibit 32
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002